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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
ZLand.com, Inc.:

     We consent to the use of our report dated February 14, 2000 related to the consolidated balance sheet of ZLand.com, Inc. and subsidiaries as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss and cash flows for the year then ended, and related schedule, included herein, and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                                       KPMG LLP

Orange County, California
March 28, 2000